ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Inc. Reports Second Quarter 2020 Financial Results

•	Net revenues increased 41.4% year-over-year to $192.1 million from $135.9 million
•	Industrial and Construction revenues of $95.1 million and $97.0 million, respectively
•	Gross profit increased 19.9% to $46.3 million from $38.6 million in last year’s second quarter
•	Net loss of $(4.1) million versus net income of $0.4 million last year
•	Adjusted EBITDA* grew 19.2% to $19.9 million for the second quarter of 2020
•	Announced three acquisitions to further penetrate existing markets, expand geographic footprint and increase presence in fast growing e-commerce, warehousing and logistics markets

Livonia, MI. – August 13, 2020 – Alta Equipment Group Inc. (“Alta” or the “company”) (NYSE: ALTG), a leading provider of premium industrial and construction equipment and related services, today announced financial results for the second quarter and six months ended June 30, 2020.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “Our solid second quarter results, despite the COVID-19 related challenges, demonstrate the dexterity of our cost structure and the capital efficiency of our Parts and Services businesses.   We saw signs of stability and higher demand for both our material handling and construction equipment and services as the quarter progressed. We entered the second half of the year at close to full capacity and are operating at pre-COVID-19 levels.”

Mr. Greenawalt continued, “Additionally, we recently announced three accretive acquisitions that are perfectly aligned with our strategy to complement our organic growth with acquisitions that increase our existing market presence, expand our geographic footprint, provide a greater presence in the fast growing e-commerce, warehousing and logistics markets and broaden our OEM relationships.”

Update on Response to COVID-19:

The Company’s response to the global COVID-19 pandemic has been measured, swift and determined with an emphasis on health and safety, operating costs and liquidity. Consistent with the actions taken by governmental authorities, virtually all of our sales and back office operations employees began working remotely in mid-March in order to reduce the spread of COVID-19. Broadly, as the Company was deemed “essential” by state and local governments, our facilities were able to remain open, albeit at reduced capacity during the beginning of the second quarter. As of June 30, 2020, all of the Company’s branches are fully operational although some of our administrative employees continued to work remotely. Despite the Company remaining operational during the second quarter of 2020, certain segments of our customer base were negatively impacted by COVID-19 and, as such, our revenues were negatively impacted as well. To mitigate the impact of reduced revenues, the Company implemented various cost savings measures in the second quarter of 2020. These cost savings measures were temporary in nature and were minimized as increased demand for our products and services returned toward the end of the quarter.

Second Quarter 2020 Financial Highlights:

•	Net revenue increased to $192.1 million from $135.9 million in the second quarter of 2019. Gross profit grew to $46.3 million compared to $38.6 million.
•	Adjusted EBITDA* was $19.9 million in the second quarter of 2020 compared to $16.7 million same period in 2019.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

	Three months ended June 30,		Increase (Decrease) 2020 versus 2019		Six months ended June 30,		Increase (Decrease) 2020 versus 2019
	2020	2019			2020	2019
Revenues:
New and used equipment sales	$95.1	$61.2	$33.9	55.4%	$177.3	$106.0	$71.3	67.3%
Parts sales	28.1	20.6	7.5	36.4%	56.8	37.1	19.7	53.1%
Service revenue	28.4	22.7	5.7	25.1%	58.6	39.9	18.7	46.9%
Rental revenue	26.0	22.1	3.9	17.6%	51.2	39.1	12.1	30.9%
Rental equipment sales	14.5	9.3	5.2	55.9%	28.7	16.1	12.6	78.3%
Net revenue	$192.1	$135.9	$56.2	41.4%	$372.6	$238.2	$134.4	56.4%

Cost of revenues:
New and used equipment sales	83.5	53.5	30.0	56.1%	155.9	93.2	62.7	67.3%
Parts sales	19.4	13.6	5.8	42.6%	39.0	24.5	14.5	59.2%
Service revenue	11.0	8.1	2.9	35.8%	22.4	14.3	8.1	56.6%
Rental revenue	4.5	3.6	0.9	25.0%	9.4	7.1	2.3	32.4%
Rental depreciation and amortization	15.0	10.7	4.3	40.2%	27.9	19.2	8.7	45.3%
Rental equipment sales	12.4	7.8	4.6	59.0%	24.6	13.8	10.8	78.3%
Cost of revenue	$145.8	$97.3	$48.5	49.8%	$279.2	$172.1	$107.1	62.2%
Gross profit	$46.3	$38.6	$7.7	19.9%	$93.4	$66.1	$27.3	41.3%
Total general and administrative expenses	45.4	33.5	$11.9	35.5%	97.5	59.4	$38.1	64.1%
Income (loss) from operations	$0.9	$5.1	$(4.2)	(82.4)%	$(4.1)	$6.7	$(10.8)	(161.2)%
Total other income (expense)	$(5.4)	$(4.7)	$(0.7)	14.9%	$(18.5)	$(8.9)	$(9.6)	107.9%
(Loss) income before taxes	$(4.5)	$0.4	(4.9)	(1225.0)%	$(22.6)	$(2.2)	(20.4)	927.3%
Income tax benefit	(0.4)	—	(0.4)	NA	(1.5)	—	(1.5)	NA
Net (loss) income	$(4.1)	$0.4	$(4.5)	(1125.0)%	$(21.1)	$(2.2)	$(18.9)	859.1%

Recent Acquisition Highlights:

•

PeakLogix - PeakLogix is a national material handling systems integrator that specializes in the design and installation of warehouse automation and storage systems. The company is recognized for designing customer solutions using the latest equipment and technology advancements to deliver process improvement and automation to its customers.

•

HILO Equipment & Services - HILO Equipment & Services is a privately held distributor of material handling equipment with three branches in the New York City metro area. HILO sells new and used materials handling equipment, partnering with industry leading manufacturers including Hyster-Yale Group Inc., Kelley and JLG, and offers repairs and maintenance with an award-winning service team.

•

Martin Implement Sales, Inc.- Martin is a privately held premium equipment distributor with three branches in the Chicago metro area. Martin has an expansive range of new and used equipment available for sale or rental to construction and municipal customers. Martin sells primarily construction and agricultural equipment in partnership with industry leading manufacturers including New Holland, Kubota, Hyundai and Toro, and offers any equipment service that a customer needs, along with a 24/7 service hotline.

Earnings Call and Webcast

Alta will discuss its second quarter 2020 results via live webcast and teleconference today at 5:00 p.m. Eastern Time. A live webcast of the call can be found on the investor relations portion of the company's website at https://Investors.altaequipment.com. For a live audio teleconference, please dial (844) 543-5487 (domestic), or (825) 312-2330 (international), with conference ID # 8805977 to access the conference call at least five minutes

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

prior to the 5:00 p.m. Eastern Time start time. Once connected with the operator, request access to the Alta Equipment Group Second Quarter 2020 Earnings Call.

A live replay of the call will also be available on the investor relations portion of the company's website at https://Investors.altaequipment.com. An audio replay will be available between 8:00 p.m. Eastern Time, August 13, 2020, and 12:59 p.m. Eastern Time, August 27, 2020, by calling (800) 585-8367, or (416) 621-4642, with conference ID # 8805977.

Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://Investors.altaequipment.com.

About Alta Equipment Group

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, the company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other industrial and construction equipment. Alta has operated as an equipment dealership for 35 years and has developed a branch network that includes 48 total locations across Michigan, Illinois, Indiana, New England, New York, Florida and Virginia. Alta offers its customers a one-stop-shop for most of their equipment needs by providing sales, parts, service, and rental functions under one roof. More information can be found at www.altaequipment.com.

Forward Looking Statements

This presentation includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: our future financial performance; our plans for expansion and acquisitions; and changes in our strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this presentation, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties’ views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against us relating to the business combination and related transactions; (2) the ability to maintain our listing of shares of common stock on the New York Stock Exchange; (3) the risk that integrating our acquisitions disrupts our current plans and operations; (4) the ability to recognize the anticipated benefits of our business combination and acquisitions, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, our ability to maintain relationships with customers and suppliers and retain our management and key employees; (5) changes in applicable laws or regulations; (6) the possibility that we may be adversely affected by other economic, business, and/or competitive factors; (7) disruptions in the political, regulatory, economic and social conditions domestically or internationally; (8) major public health issues, such as an outbreak of a pandemic or epidemic (such as the novel coronavirus COVID-19), which could cause disruptions in our operations, supply chain, or workforce; and (9) and other risks

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in our annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

* Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), Alta discloses non-GAAP financial measures, including Adjusted EBITDA, in this press release because Alta believes they are useful performance measures because they allow for an effective evaluation of Alta’s operating performance when compared to its peers, without regard to financing methods or capital structure. Alta believes such measures are useful for investors and others in understanding and evaluating Alta’s operating results in the same manner as its management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

Alta defines Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. Alta excludes these items from net income (loss) in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Alta’s presentation of Adjusted EBITDA should not be construed as an indication that results will be unaffected by the items excluded from Adjusted EBITDA. Alta’s computation of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contacts

Investors:

Bob Jones / Taylor Krafchik

Ellipsis

IR@altaequipment.com

(646) 776-0886

Media:

Glenn Moore

Alta Equipment

glenn.moore@altaequipment.com

(248) 305-2134

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)	June 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash	$6.4	$—
Accounts receivable, net of allowances of $5.7 and $4.4 as of June 30, 2020 and December 31, 2019, respectively	120.0	101.2
Inventories, net	206.7	137.2
Prepaid expenses and other current assets	10.0	5.7
Total current assets	343.1	244.1
PROPERTY AND EQUIPMENT, NET	280.3	196.5
OTHER ASSETS
Goodwill	21.7	8.6
Intangible assets, net	17.1	3.0
Other assets	2.1	2.0
Total other assets	40.9	13.6
TOTAL ASSETS	$664.3	$454.2
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Lines of credit, net	$109.3	$72.5
Floor plan payable – new equipment	119.1	87.7
Floor plan payable – used and rental equipment	45.9	112.5
Current portion of long-term debt	7.8	7.1
Accounts payable	49.3	31.1
Customer deposits	7.3	7.2
Accrued expenses	21.5	16.0
Other current liabilities	15.2	9.3
Total current liabilities	375.4	343.4
LONG-TERM LIABILITIES
Long-term debt, net of current portion	137.9	86.5
Capital lease obligations, net of current portion	1.0	1.4
Buyback residual obligations, net of current portion	0.8	0.7
Guaranteed purchase obligation, net of current portion	7.7	9.0
Lease liability, net of current portion	3.1	3.7
Deferred tax liability	17.5	—
Other liabilities	6.7	3.1
Warrant liability	—	29.6
TOTAL LIABILITIES	$550.1	$477.4
CONTINGENCIES - NOTE 11
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, 1,000,000 authorized and no shares outstanding at June 30, 2020	$—	$—
Common stock, $0.0001 par value, 29,511,359 and 7,300,000 shares issued and outstanding at June 30, 2020 and December 31, 2019	—	—
Additional paid-in capital	180.4	—
Treasury stock	(2.9)	—
Retained deficit	(63.3)	(23.2)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	114.2	(23.2)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$664.3	$454.2

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except share and per share amounts)	2020	2019	2020	2019
Revenues:
New and used equipment sales	$95.1	$61.2	$177.3	$106.0
Parts sales	28.1	20.6	56.8	37.1
Service revenue	28.4	22.7	58.6	39.9
Rental revenue	26.0	22.1	51.2	39.1
Rental equipment sales	14.5	9.3	28.7	16.1
Net revenue	$192.1	$135.9	$372.6	$238.2
Cost of revenues:
New and used equipment sales	83.5	53.5	155.9	93.2
Parts sales	19.4	13.6	39.0	24.5
Service revenue	11.0	8.1	22.4	14.3
Rental revenue	4.5	3.6	9.4	7.1
Rental depreciation	15.0	10.7	27.9	19.2
Rental equipment sales	12.4	7.8	24.6	13.8
Cost of revenue	$145.8	$97.3	$279.2	$172.1
Gross profit	$46.3	$38.6	$93.4	$66.1
General and administrative expenses	43.7	32.8	94.8	58.1
Depreciation and amortization expense	1.7	0.7	2.7	1.3
Total general and administrative expenses	45.4	33.5	97.5	59.4
Income (loss) from operations	$0.9	$5.1	$(4.1)	$6.7
Other income (expense)
Interest expense, floor plan payable – new equipment	(0.3)	(0.8)	(1.3)	(1.5)
Interest expense – other	(5.4)	(4.2)	(10.3)	(8.0)
Other income	0.3	0.3	0.7	0.6
Loss on extinguishment of debt	—	—	(7.6)	—
Total other income (expense)	$(5.4)	$(4.7)	$(18.5)	$(8.9)
(Loss) income before taxes	$(4.5)	$0.4	$(22.6)	$(2.2)
Income tax benefit	(0.4)	—	(1.5)	—
Net (loss) income	$(4.1)	$0.4	$(21.1)	$(2.2)
Basic and diluted (loss) income per share	$(0.14)	$0.05	$(0.88)	$(0.31)
Basic and diluted weighted average common shares outstanding	29,039,177	7,300,000	23,903,579	7,300,000

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
(amounts in millions)	2020	2019
OPERATING ACTIVITIES
Net loss	$(21.1)	$(2.2)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	30.6	20.5
Amortization of debt discount and debt issuance costs	0.6	0.4
Inventory obsolescence	0.9	0.9
Gain on sale of assets	(0.1)	—
Gain on sale of rental fleets	(4.1)	(2.3)
Provision for bad debt	2.1	0.8
Loss on debt extinguishment	7.6	—
(Repayment) accrual of paid-in-kind interest	(11.2)	2.9
Share-based payment	3.1	—
Changes in deferred taxes	(1.5)	—
Changes in:
Accounts receivable	3.2	(8.2)
Inventories	(80.5)	(36.7)
Proceeds from rental fleets	28.7	16.1
Prepaid expenses and other assets	(1.2)	(1.6)
Proceeds from floor plans with manufacturers	176.7	127.7
Payments under floor plans with manufacturers	(192.0)	(133.6)
Accounts payable, accrued expenses, customer deposits, and other current liabilities	3.4	8.3
Leases and other liabilities	0.7	(0.7)
Net cash used in operating activities	$(54.1)	$(7.7)
INVESTING ACTIVITIES
Proceeds from the sale of assets	0.1	—
Expenditures for rental fleets	(23.3)	(14.0)
Expenditures for property and equipment	(2.2)	(1.2)
Expenditures for acquisitions, net of cash acquired	(98.0)	(65.7)
Net cash used in investing activities	$(123.4)	$(80.9)
FINANCING ACTIVITIES
Expenditures for debt issuance costs	(2.7)	—
Extinguishment of floor plans and line of credit	(132.9)	—
Extinguishment of long-term debt	(82.0)	—
Redemption of former shareholder notes payable	(6.7)	—
Extinguishment of warrant liability	(29.6)	—
Proceeds from lines of credit	270.7	88.6
Payments under lines of credit	(152.9)	(38.3)
Proceeds from floor plans with unaffiliated source	46.0	52.5
Payments under floor plans with unaffiliated source	(46.7)	(27.4)
Proceeds from issuance of long-term debt, net	149.4	15.2
Payments on long-term debt	(2.7)	(3.5)
Payments on capital lease obligations	(0.4)	—
Equity proceeds from reverse recapitalization, net	175.7	—
Proceeds from disgorgement of short swing profits	1.6	—
Repurchases of common stock	(2.9)	—
Net cash provided by financing activities	$183.9	$87.1
NET CHANGE IN CASH	6.4	(1.5)
Cash, Beginning of year	—	1.5
Cash, End of period	$6.4	$—
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$20.7	$6.2

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Six months ended June 30,		Three months ended June 30,
(amounts in millions)	2020	2019	2020	2019
Net (loss) income	$(21.1)	$(2.2)	$(4.1)	$0.4
Depreciation and amortization	30.6	20.5	16.7	11.4
Interest expense	11.6	9.5	5.7	5.0
Income tax (benefit) expense	(1.5)	—	(0.4)	—
EBITDA (1)	$19.6	$27.8	$17.9	$16.8
One-Time Transaction Costs (2)	2.7	0.2	1.9	0.1
Loan Administration Fees (3)	0.2	0.3	0.1	0.2
Non-Cash Adjustments (4)	0.4	0.4	0.2	0.1
Loss on Debt Extinguishment (5)	7.6	—	—	—
Equity-linked Incentives (6)	6.6	—	—	—
Other expenses (7)	0.4	0.1	0.2	0.1
Showroom-Ready Floorplan Interest Expense (8)	(1.0)	(1.1)	(0.4)	(0.6)
Adjusted EBITDA	$36.5	$27.7	$19.9	$16.7
Pro Forma EBITDA—Acquisitions (9)	3.2	16.7	0.4	7.0
Adjusted Pro Forma EBITDA (1)	$39.7	$44.4	$20.3	$23.7

(1)	Represents Non-GAAP measure.
(2)	Includes expenses related to the acquisitions, both completed and pending, and public company preparation costs.
(3)	Debt administration expenses associated with debt refinancing activities in May 2019 and February 2020 in connection with the business combination.
(4)	Non-cash adjustments related to deferred rent expenses.
(5)	Represents expenses of debt extinguishments related to refinancing activities relating to the business combination in February 2020.
(6)	Reflects equity-based compensation expenses related to refinancing activities in February 2020.
(7)	Other non-recurring expenses primarily related to severance payments
(8)	Represents interest expense associated with showroom-ready new and used floorplan equipment interest included in total interest expense above.

(9)    Pro forma EBITDA of NITCO, Flagler, Liftech and PeakLogix for periods in 2019 and forward, assuming each was acquired as of January 1, 2019.